                                                                                                                           Exhibit 16.3

June 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated June 28, 2005, of Astro-Med, Inc and are in agreement with the statements contained in the first, third, fourth and sixth paragraphs under Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                              /s/Ernst & Young LLP